Exhibit 99.1

                ATG Reports Third Quarter 2006 Financial Results

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Oct. 24, 2006--Art Technology Group, Inc. (NASDAQ: ARTG), the leading eCommerce platform provider, today reported financial results for the third quarter ended September 30, 2006. Revenue and earnings came in ahead of preliminary results reported on October 5, 2006.

    Revenue for the third quarter of 2006 was $21.8 million, compared with third quarter 2005 revenue of $22.7 million. Revenue for the first nine months of 2006 was $71.0 million, compared with revenues of $65.0 million for the same period last year.

    Net loss in accordance with United States Generally Accepted Accounting Principles (GAAP), for the third quarter of 2006 was $285,000, or $(0.00) per share. This compares with net income of $1.5 million, or $0.01 per diluted share, in the third quarter of 2005. GAAP net income in the third quarter of 2006 includes equity-related compensation charges of approximately $1.0 million primarily reflecting the company's adoption of Statement of Financial Accounting Standards No. 123R on January 1, 2006.

    Non-GAAP net income* for the third quarter of 2006 was $1.3 million, or $0.01 per diluted share, compared with non-GAAP net income of $2.0 million, or $0.02 per diluted share for the third quarter of 2005. Non-GAAP net income for the first nine months of 2006 was $9.0 million, compared with $5.2 million for the same period last year.

    Cash, cash equivalents, and marketable securities as of September 30, 2006 increased $3.0 million to $36.6 million from $33.6 million as of December 31, 2005.

    "Based on our pipeline for the fourth quarter and the continued healthy demand for our eCommerce solutions, we remain confident that we will not only close the deals that slipped from the third quarter but also meet our financial objectives for the full year," said Bob Burke, ATG's president and CEO. "In addition, we are excited about our recent acquisition of eStara. eStara's offerings improve conversion rates and customer care for both ATG and non-ATG powered web sites. And since eStara solutions are offered exclusively on demand, eStara will augment our overall recurring revenue streams."

    Julie Bradley, ATG's senior vice president and CFO, said, "ATG is on track to meet its previously stated earnings guidance for the full-year and is raising 2006 revenue guidance to reflect the expected contribution from the eStara acquisition in the fourth quarter."

    Third-Quarter Highlights

    -- Signed a definitive agreement to acquire eStara, a privately held company based in Reston, VA, in a stock and cash merger transaction. eStara's market leading Click to Call, Click to Chat and Call Tracking solutions will advance ATG's mission of enabling online sellers to find customers, convert them to buyers and ensure their satisfaction so they become loyal, repeat, and profitable customers. The acquisition was completed on October 2, 2006.

    -- Generated business from new and repeat customers including Boeing, Carrefour, Cellular South, Cingular, Hilton,
        Leaseplan, Nike, Team Athletic, US Bancorp and Woolworth's.

    -- Ranked a leader in eCommerce for B2C sites in Forrester Research's "Forrester Wave(TM): Commerce Platforms, Q3 2006". ATG scored the highest overall in "current offering" --beating all major commerce competitors. In an additional report from Forrester titled "ATG Ups the Ante for BtoC Commerce Platforms," the analyst notes that ATG Commerce "continues to provide best-in-class support for personalized multichannel campaigns."

    -- Formed a strategic alliance with Accretive Commerce, a market-leading provider of fulfillment, customer care, and logistics services. The combination of ATG and Accretive Commerce provides customers with a comprehensive, fully integrated solution for ecommerce, customer care and fulfillment.

    Financial Guidance and Business Outlook

    Based on its acquisition of eStara and current market conditions, ATG is raising its revenue guidance for the full year 2006. Revenue for 2006 is expected to be in the range of $100 million to $108 million. GAAP net income for the year ending December 31, 2006 is expected to be in the range of $8 million to $11 million. This guidance includes an estimated $3.5 million to $4.5 million of non-cash equity-related compensation expense, reflecting the company's adoption of SFAS 123R effective January 1, 2006.



Forward-Looking Guidance Reconciliation


Year Ending December 31, 2006

                    GAAP Guidance                    Non-GAAP Guidance

                    FROM    TO        Adjustment     FROM      TO

Revenue             $  100  $ 108  $              -  $    100  $  108
Net Income               8     11  $      6 - $7 (a)       14      18
Diluted EPS           0.06   0.08  $0.05 - $0.06 (b)     0.11    0.14

(a) Estimated annual amortization of acquired intangibles of $2.5 million and estimated stock based compensation expense of $3.5 - 4.5 million to be recorded for the periods indicated in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payments, ("SFAS 123R") which is effective for periods beginning January 1, 2006. Periods prior to 2006 do not include equity-related compensation expense.

(b) Estimated per diluted share effect of amortization and stock-based compensated noted in (a).


    Quarterly Conference Call

    ATG management will discuss the company's third-quarter 2006 financial results, recent highlights, and business outlook for the remainder of 2006 on its quarterly conference call for investors at 10:00 a.m. ET today. The conference call will be broadcast live over the Internet. Investors interested in listening to the webcast should log on to the "For Investors" section of the ATG website, www.atg.com. The live conference call also can be accessed by dialing (866) 723-3575 (or (706) 634-8872 for international calls) and using conference ID No. 8384102. A replay of the call will be available on the company's website later in the day.



                       ART TECHNOLOGY GROUP, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                             (In thousands)
                              (UNAUDITED)

                                                For the Periods Ended
                                                ----------------------
                                                September     December
                                                   30,           31,
                                                  2006         2005
                                                ---------     --------

                           Assets

Current assets:
Cash, cash equivalents and
 marketable
 securities                                      $36,597      $33,569
Accounts receivable, net                          22,584       21,459
Prepaid expenses and other
 current assets                                    2,831        1,130
                                                ---------     --------

  Total current assets                            62,012       56,158


Property and equipment, net                        5,151        2,995
Intangible assets, net                             3,318        4,859
Other assets                                       1,598        1,406
Goodwill                                          27,347       27,347
                                                ---------     --------

  Total long-term assets                          37,414       36,607

                                                ---------     --------
  Total assets                                   $99,426      $92,765
                                                =========     ========


                           Liabilities and
                            Stockholders'
                            Equity

Current liabilities:
Accounts payable                                  $1,627       $2,719
Accrued expenses                                  14,002       13,359
Deferred revenue                                  21,341       21,113
Accrued restructuring,
 current portion                                   2,122        3,012
Other current liabilities                             66          254
                                                ---------     --------

  Total current liabilities                       39,158       40,457

Accrued restructuring, less
 current portion                                   1,220        2,085
Capital lease obligations,
 less current portion                                 36           63
                                                ---------     --------

  Total long-term
   liabilities                                     1,256        2,148

  Stockholders' equity                            59,012       50,160
                                                ---------     --------

  Total liabilities and
   stockholders' equity                          $99,426      $92,765
                                                =========     ========




                       ART TECHNOLOGY GROUP, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)
                              (UNAUDITED)

                                    Three Months     Nine Months Ended
                                   Ended September     September 30,
                                         30,
                                  ------------------ -----------------
                                   2006     2005      2006     2005
                                  -------- --------  -------- --------

Revenues:
 Product License                   $4,774   $7,068   $21,996  $19,770
 Services                          17,066   15,637    49,029   45,190
                                  -------- --------  -------- --------
  Total Revenue                    21,840   22,705    71,025   64,960

Cost of Revenues:
 Product License                      406      471     1,422    1,413
 Services                           7,261    5,911    20,829   16,718
                                  -------- --------  -------- --------
  Total Cost of Revenues            7,667    6,382    22,251   18,131

                                  -------- --------  -------- --------
Gross Profit                       14,173   16,323    48,774   46,829
 Gross Profit %                        65%      72%       69%      72%

Operating Expenses:
 Research and development           5,286    4,333    15,232   13,470
 Sales and marketing                6,580    7,935    21,397   21,730
 General and administrative         3,327    2,747     8,751    8,439
 Restructuring                          -      (52)      323      823
                                  -------- --------  -------- --------
  Total Operating Expenses         15,193   14,963    45,703   44,462

Income (Loss) from Operations      (1,020)   1,360     3,071    2,367

 Interest and other income, net       735      172     1,560      272
                                  -------- --------  -------- --------

Income before tax provision          (285)   1,532     4,631    2,639
 Provision for income
  taxes                                 -       22         -       48
                                  -------- --------  -------- --------

Net Income (Loss)                   $(285)  $1,510    $4,631   $2,591
                                  ======== ========  ======== ========

Earnings (Loss) Per Share
 Basic                             $(0.00)   $0.01     $0.04    $0.02

 Diluted                           $(0.00)   $0.01     $0.04    $0.02

Shares Outstanding
 Basic                            111,868  109,625   111,441  109,177

 Diluted                          111,868  110,987   116,540  110,823




                      ART TECHNOLOGY GROUP, INC.
                            (In thousands)
                             (UNAUDITED)


                                        Three Months    Nine Months
                                            Ended           Ended
                                        September 30,   September 30,
                                       -------------------------------
                                        2006    2005    2006    2005
                                       ------- ------- ------- -------
Equity-Related Compensation:

Cost of Revenues                         $213      $-    $568      $-
Research and Development                  310       -     698       -
Sales and Marketing                       201       -     630       -
General and Administrative                310       -     638       -
                                       ------- ------- ------- -------

Total Equity-Related Compensation      $1,034      $-  $2,534      $-
                                       ======= ======= ======= =======


Depreciation and Amortization:

Depreciation                             $578    $429  $1,696  $1,366
Amortization                              514     580   1,541   1,740
                                       ------- ------- ------- -------

Total Depreciation and Amortization    $1,092  $1,009  $3,237  $3,106
                                       ======= ======= ======= =======


Capital Expenditures:

Purchases of Property and Equipment    $2,110    $570  $3,853  $1,392

Total Capital Expenditures             $2,110    $570  $3,853  $1,392
                                       ======= ======= ======= =======


End of Period Statistics:

Number of Employees                       334     329     334     329
Number of Hosted Sites                     67     n/a      67     n/a




                       ART TECHNOLOGY GROUP, INC.



                                    Three Months     Nine Months Ended
                                   Ended September     September 30,
                                         30,
                                  ------------------ -----------------
                                   2006     2005      2006     2005
                                  -------- --------  -------- --------

Net Income (Loss) GAAP              $(285)  $1,510    $4,630   $2,591

Amortization of Acquired
 Intangibles                          514      579     1,540    1,738
Net Restructuring                       -      (52)      323      823
Equity-Related Compensation         1,034        -     2,534        -
                                  -------- --------  -------- --------

Net Income (non-GAAP)              $1,263   $2,037    $9,027   $5,152
                                  ======== ========  ======== ========




Net Income (non-GAAP) per share:

Basic                               $0.01    $0.02     $0.08    $0.05
Diluted                             $0.01    $0.02     $0.08    $0.05


Shares used in per share
 calculations:

Basic                             111,868  109,625   111,441  109,177
Diluted                           116,675  110,987   116,540  110,823


    About ATG

    ATG (Art Technology Group, Inc., NASDAQ: ARTG) makes the software that the world's most customer-conscious companies use to create a more relevant and consistent customer experience, throughout the marketing, commerce, and customer care lifecycle, and across the Web, e-mail, chat, call center, and mobile channels. Offering an alternative to the traditional silo-based approach to customer-facing applications, the ATG Wisdom(TM) platform integrates ATG's best of breed products into a seamless, more compelling experience made relevant to each customer and segment through unique content targeting technology. ATG solutions are available through traditional licensing or delivered as a service, on-demand. ATG's solutions power over 600 major brands, including Adobe, A&E Networks, American Eagle Outfitters, B&Q, Best Buy, Cingular Wireless, Dell, DirecTV, France Telecom, Hewlett-Packard, Intuit, Johnson & Johnson, Louis Vuitton, Mercedes-Benz, Neiman Marcus, New York & Company, Nokia, Nike, OfficeMax, PayPal, Philips, Procter & Gamble, Rubbermaid, Smith & Hawken, Symantec, T-Mobile, Target, Verisign, and Walgreens. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America and Europe. For more information about ATG, please visit www.atg.com.

    (C) 2006 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks and ATG Wisdom is a trademark of Art
Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

    *Use of Non-GAAP Financial Measures

    ATG is providing the non-GAAP historical and forward-looking financial measures presented below as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of ATG's core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations. Net income (non-GAAP) and net income per share (non-GAAP), as we present them in the financial data included in this press release, have been normalized to exclude the net effects of restructuring actions and the amortization of intangible assets and non-cash compensation charges. Management believes that these normalized non-GAAP financial measures excluding restructuring and amortization better reflect its operating performance as these non-GAAP figures exclude the effects of non-recurring or non-cash expenses. Management believes that these charges are not necessarily representative of underlying trends in the company's performance and their exclusion provides individuals with additional information to compare the company's results over multiple periods. Also, the company's financial results have not historically reflected the impact of non-cash compensation charges required by the adoption of SFAS 123R effective in 2006, and management believes it may be helpful to investors to present a measure of its financial results that is prepared on a basis that is comparable to its reported results for prior periods. The company uses the normalized non-GAAP financial measures internally to focus management on period-to-period changes in the company's core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

    In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure and reconciles the normalized non-GAAP financial metrics to the comparable GAAP measures.

    ATG Statement Under Private Securities Litigation Reform Act

    This press release contains forward-looking statements about the company's estimated revenue and earnings. These statements involve known and unknown risks and uncertainties that may cause ATG's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG's software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG's revenues or other operating results; customization and deployment delays or errors associated with ATG's products; the risk of longer sales cycles for ATG's products and ATG's ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG's products; ATG's need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG's ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation (including intellectual property infringement claims) and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG's filings with the Securities and Exchange Commission
(SEC), including the company's annual report on Form 10-K for the period ended December 31, 2005 and its quarterly report on Form 10-Q for the period ended June 30, 2006, as filed with the SEC. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.

    CONTACT: For Art Technology Group, Inc.
             Kimberly Maxwell, 617-386-1006
             kmaxwell@atg.com
             or
             Tucker Walsh, 617-386-1159
             twalsh@atg.com